UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

PRESSTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

2 Greenwich Office Park, Suite 300
Greenwich, Connecticut	06831

(Address of Principal Executive Offices)	(Zip Code)

(203) 485-7523
 (Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On June 11, 2008, the stockholders of the Company approved the adoption of the 2008 Omnibus Incentive Plan (“2008 Omnibus Plan”).  The 2008 Omnibus Plan provides for the grant to employees, directors and consultants of the Company and its subsidiaries and affiliates of nonqualified and incentive stock options, stock appreciations rights (“SARs”), full value awards (including but not limited to, restricted stock, restricted stock units and deferred stock units) and cash incentive awards covering up to 3,000,000 shares of common stock.  The 2008 Omnibus Plan was approved by the Board of Directors on April 22, 2008, subject to shareholder approval.

A description of the terms of the 2008 Omnibus Plan can be found under “Proposal 2 – Approval of the Presstek, Inc. 2008 Omnibus Incentive Plan” in the Company’s definitive proxy statement which was filed with the Securities and Exchange Commission on May 9, 2008, which is incorporated herein by reference.  The foregoing is qualified in its entirety by reference to the copy of the 2008 Omnibus Plan filed as Appendix A to the Proxy Statement, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1
Presstek, Inc. 2008 Omnibus Incentive Plan (incorporated herein by reference to Appendix A to the Definitive Proxy Statement filed by Presstek, Inc. with the United States Securities and Exchange Commission on May 9, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
Date: June 12, 2008	/s/ Jeffrey A. Cook
Jeffrey A. Cook Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1
Presstek, Inc. 2008 Omnibus Incentive Plan (incorporated herein by reference to Appendix A to the Definitive Proxy Statement filed by Presstek, Inc. with the United States Securities and Exchange Commission on May 9, 2008).